Exhibit 4a(ii)
Execution Version

AMENDMENT NO. 2 TO
REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT, dated as of April __, 2008 (this “Amendment”), is by and among KAMAN CORPORATION, a Connecticut corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 1.13 of the Credit Agreement (each a “Designated Borrower” and together with the Company, the “Borrowers” and, each a “Borrower”), the various financial institutions as are or may become parties hereto (collectively, the “Banks”), THE BANK OF NOVA SCOTIA (“Scotia Bank”) and BANK OF AMERICA, N.A. (“Bank of America”), as the Co-Administrative Agents (individually, a “Co-Administrative Agent” and collectively, the “Co-Administrative Agents”) for the Banks, and Bank of America as the Administrator for the Banks (the “Administrator”).

WHEREAS, the Borrowers, the Co-Administrative Agents, the Banks and the Administrator are parties to a certain Revolving Credit Agreement, dated as of August 5, 2005 (as amended and in effect from time to time, the “Credit Agreement”);

WHEREAS, the Company has advised the Co-Administrative Agents and the Banks that the Borrowers desire to amend certain provisions of the Credit Agreement as provided more fully herein below; and

WHEREAS, the requisite Banks have agreed to make such amendments subject to the satisfaction of the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Defined Terms. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

§2. Amendments to the Credit Agreement.  Subject to the conditions precedent set forth in Section 3 below, the Credit Agreement shall be amended as follows:

(a)           Section 1.5(a)(i) of the Credit Agreement is hereby amended by inserting the phrase “or in one or more Alternative Currencies” immediately after the term “Dollars” thereof.

(b)           Section 1.5(a)(ii)(C) of the Credit Agreement is hereby amended by inserting the phrase “or an Alternative Currency” immediately prior to the “.” at the end thereof.

(c)           Section 1.5(a)(iii)(A) of the Credit Agreement is hereby amended by deleting the term “purpose” therein and inserting “propose” in lieu thereof.

(d)           Section 1.5(c)(i)(B) of the Credit Agreement is hereby amended by inserting the phrase “the currency and” at the beginning thereof.

(e)           Section 1.5(d)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)                      Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuer shall notify the Company and the Administrator thereof.  In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the Issuer in such Alternative Currency, unless (A) the Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the Issuer promptly following receipt of the notice of drawing that the Company will reimburse the Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m. on the date of any payment by the Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the Issuer through the Administrator in an amount equal to the amount of such drawing and in the applicable currency.  If the Company fails to so reimburse the Issuer by such time, the Administrator shall promptly notify each Bank of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Bank’s Commitment Percentage thereof.  In such event, the Company shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 1.3(a) for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 3.2 (other than the delivery of a Revolving Loan Notice).  Any notice given by the Issuer or the Administrator pursuant to this Section 1.5(d)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.”

(f)           Section 1.8(d) of the Credit Agreement is hereby amended by deleting the phrase “(or Cash Collateralize the amount of such excess)” therein.

(g)           Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)           The Administrator or the Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Advances and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Obligors hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for the purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrator or the Issuer, absent manifest error.

(b)           Wherever in this Agreement in connection with a Revolving Borrowing, the conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrator or the Issuer, as the case may be, absent manifest error.”

(h)           Section 9.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)           The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided, that such requested currency is in a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrator and the Banks; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrator and the Issuer.

(b)                      Any such request shall be made to the Administrator not later than 11:00 a.m., 20 Business Days prior to the date of the desired Advance (or such other time or date as may be agreed by the Administrator and, in the case of any such request pertaining to Letters of Credit, the Issuer, in its or their sole discretion).  In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrator shall promptly notify each Bank thereof; and in the case of any such request pertaining to Letters of Credit, the Administrator shall promptly notify the Issuer thereof.  Each Bank (in the case of any such request pertaining to Eurocurrency Rate Loans) or the Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrator, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or Letters of Credit, as the case may be, in such requested currency.

(c)                      Any failure by a Bank or the Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Bank or the Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrator and all the Banks consent to making Eurocurrency Rate Loans in such requested currency, the Administrator shall notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Revolving Borrowings of Eurocurrency Rate Loans; and if the Administrator and the Issuer consent to the Letters of Credit in such requested currency, the Administrator shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances.  If the Administrator shall fail to obtain consent to any request for additional currency under this Section 9.3, the Administrator shall promptly so notify the Company.”

(i)           The definition of “Alternative Currency Equivalent” in Section 9.7 of the Credit Agreement is hereby amended by inserting the phrase “or the Issuer, as the case may be,” immediately after the term “Administrator”.

(j)           The definition of “Alternative Currency Sublimit” in Section 9.7 of the Credit Agreement is hereby amended by deleting the term “$25,000,000” therein and inserting “$150,000,000” in lieu thereof.

(k)           The definition of “Dollar Equivalent” in Section 9.7 of the Credit Agreement is hereby amended by inserting the phrase “or the Issuer, as the case may be,” immediately after the term “Administrator”.

(l)           The definition of “Outstanding Amount” in Section 9.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Outstanding Amount” means (a) with respect to any Loan on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings or prepayments or repayments of such Loan occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

(m)           Clause (b) of the definition of “Revaluation Date” in Section 9.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof  (solely with respect to the increased amount), (iii) each date of any payment by the Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of the Existing Letters of Credit, as of the Effective Date, and (v) such additional dates as the Administrator or the Issuer shall determine or the Majority Banks shall require.”

(n)           The definition of “Same Day Funds” in Section 9.7 of the Credit Agreement is hereby amended by inserting the phrase “or the Issuer, as the case may be,” immediately after the term “Administrator”.

(o)           The definition of “Spot Rate” in Section 9.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Spot Rate” for a currency means the rate determined by the Administrator or the Issuer, as applicable, to be the rate quoted by Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that the Administrator or Issuer may obtain such spot rate from another financial institution designated by the Administrator or the Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

§3. Conditions to Effectiveness.  This Amendment shall be deemed to be effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a) receipt by the Co-Administrative Agents of a counterpart signature page to this Amendment duly executed and delivered by the Borrowers, the Co-Administrative Agents and the requisite Banks; and

    (b) such other documents as the Co-Administrative Agents, for the benefit of the Banks and the Co-Administrative Agents, may reasonably request.

§4. Representations and Warranties.  Each Borrower hereby represents and warrants to the Banks as follows:

(a) Representation and Warranties in the Credit Agreement.  The representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated or permitted by the Credit Agreement and the other Credit Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Borrowers, or to the extent that such representations and warranties relate expressly to an earlier date.

(b) Ratification, Etc.  Except as expressly amended or waived hereby, the Credit Agreement, the other Credit Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Credit Documents to the Credit Agreement or any other Credit Document shall hereafter refer to the Credit Agreement or any other Credit Document as amended hereby.

(c) Authority, Etc.  The execution and delivery by the Borrowers of this Amendment and the performance by each Borrower of all of its agreements and obligations under the Credit Agreement and the other Credit Documents as amended hereby are within the corporate authority of each Borrower and have been duly authorized by all necessary corporate action on the part of such Borrower.

(d) Enforceability of Obligations.  This Amendment and the Credit Agreement and the other Credit Documents as amended hereby constitute the legal, valid and binding obligations of each Borrower enforceable against each Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(e) No Default.  No Default or Event of Default has occurred and is continuing.

§5. No Other Amendments.  Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect.  Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of any Bank or the Borrowers under the Credit Agreement or the other Credit Documents.

§6. Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

§7. Expenses.  Pursuant to Section 10.1 of the Credit Agreement, all costs and expenses incurred or sustained by the Co-Administrative Agents in connection with this Amendment, including the fees and disbursements of legal counsel for the Co-Administrative Agents in producing, reproducing and negotiating the Amendment, will be for the account of the Company whether or not this Amendment is consummated.

§8. Miscellaneous.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the date first above written.

KAMAN CORPORATION

By:
	Name:	Robert M. Garneau
	Title:	Executive Vice President and Chief Financial Officer

RWG FRANKENJURA-INDUSTRIE FLUGWERLAGER GMBH

By:
	Name:	Robert M. Garneau
	Title:	Prokurist

SIGNATURE PAGE TO AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Co-Administrative Agent and the Administrator

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Bank

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, as a Co-Administrative Agent

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as a Bank

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Bank

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION, as a Bank

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

CITIBANK, N.A., as a Bank

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

WEBSTER BANK NATIONAL ASSOCIATION, as a Bank

By:
Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

CONSENT OF GUARANTORS

Each of the undersigned hereby acknowledges and consents to Amendment No. 2 to Credit Agreement, dated as of April __, 2008, and agrees that the Domestic Subsidiary Guarantee, dated as of August 5, 2005, executed by such Person in favor of each of the Bank Parties (as defined therein), and all of the other Credit Documents to which such Person is a party remain in full force and effect, and such Person confirms and ratifies all of its obligations thereunder.

KAMAN AEROSPACE GROUP, INC.

By:
	Name:	Robert M. Garneau
	Title:	Vice President and Treasurer

KAMAN INDUSTRIAL TECHNOLOGIES CORPORATION

By:
	Name:	Robert M. Garneau
	Title:	Vice President and Treasurer

KAMAN AEROSPACE CORPORATION

By:
	Name:	Robert M. Garneau
	Title:	Vice President and Treasurer

KAMAN AEROSPACE INTERNATIONAL CORPORATION

By:
	Name:	Robert M. Garneau
	Title:	Vice President and Treasurer

SIGNATURE PAGE TO AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT

KAMATICS CORPORATION

By:
	Name:	Robert M. Garneau
	Title:	Vice President and Treasurer

KAMAN X CORPORATION

By:
	Name:	Robert M. Garneau
	Title:	Vice President and Treasurer

K-MAX CORPORATION

By:
	Name:	Robert M. Garneau
	Title:	Vice President and Treasurer

KAMAN PLASTICFAB GROUP, INC.

By:
	Name:	Robert M. Garneau
	Title:	Vice President and Treasurer

PLASTIC FABICATING COMPANY, INC.

By:
	Name:	Robert M. Garneau
	Title:	Vice President and Treasurer

KAMAN DAYRON, INC.

By:
	Name:	Robert M. Garneau
	Title:	Vice President and Treasurer

SIGNATURE PAGE TO AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT